UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100,

Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2014, MRC Global Inc. (the “Company”) and certain of its subsidiaries entered into a Second Amended and Restated Loan, Security and Guarantee Agreement (the “ABL Agreement”) in respect of the Company’s global asset-based lending credit facility with Bank of America, N.A., as agent and a lender (the “Agent”), and other lenders from time to time parties thereto (the “Global ABL Facility”).

Pursuant to the ABL Agreement, the Company reduced total borrowing capacity under the Global ABL Facility to $1.05 billion to better align capacity with eligible collateral, improved pricing on the U.S. and Canadian tranches by 25 basis points, extended the scheduled maturity date to July 18, 2019, and added and removed certain additional borrowers. As amended by the ABL Agreement, the Global ABL Facility will now consist of the following revolving credit facilities:

•	a $977 million U.S. tranche, with certain of the Company’s U.S. subsidiaries, as borrowers (the “U.S. Borrowers”), available in U.S. dollars;

•	a $20 million Canadian tranche, with MRC Canada ULC, an indirect wholly owned Canadian subsidiary of the Company, as borrower, available in Canadian dollars and U.S. dollars;

•	a $5 million UK tranche, with certain indirect wholly owned subsidiaries of the Company organized under the laws of England and Wales, as borrowers, available in British pounds sterling, U.S. dollars and Euros, and up to $5 million of which is available in other currencies subject to administrative approval;

•	a $10 million Australian tranche, with MRC Global Australia Pty Ltd, an indirect wholly owned subsidiary of the Company, as borrower, available in Australian dollars, British pounds sterling, U.S. dollars and Euros;

•	a $4 million Dutch tranche, with MRC Transmark B.V., an indirect wholly owned subsidiary of the Company organized under the laws of the Netherlands, as borrower, available in U.S. dollars and Euros;

•	a $4 million Belgian tranche, with MRC Transmark NV, an indirect wholly owned subsidiary of the Company organized under the laws of Belgium, as borrower, available in U.S. dollars and Euros; and

•	a $30 million Norwegian tranche, with certain indirect wholly owned subsidiaries of the Company organized under the laws of Norway, as borrowers, available in British pounds sterling, U.S. dollars, Euros and Norwegian kroner.

Except as described above, no material terms of the Global ABL Facility were modified by the ABL Agreement. For a complete description of the terms of the Global ABL Facility, see the ABL Agreement, dated July 18, 2014, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 above and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Loan, Security and Guarantee Agreement, dated as of July 18, 2014, among McJunkin Red Man Corporation, Greenbrier Petroleum Corporation, McJunkin Red Man Development Corporation, Midway–Tristate Corporation, Milton Oil & Gas Company, MRC Management Company, Ruffner Realty Company and The South Texas Supply Company, Inc., as U.S. Borrowers and Guarantors, MRC Global Inc., as a Guarantor, MRC Global Australia Pty Ltd., as Australian Borrower, MRC Transmark NV, as a Belgian Borrower, MRC Canada ULC, as a Canadian Borrower, MRC Transmark B.V., as Dutch Borrower, MRC Global Norway AS, MRC Solberg & Andersen AS, MRC Energy Piping AS and MRC Teamtrade AS, as Norwegian Borrowers, MRC Flangefitt Limited, MRC Transmark Limited and MRC Transmark (Dragon) Limited, as UK Borrowers, any other Borrower party thereto from time to time and certain Persons party thereto from time to time as Guarantors, certain financial institutions, as lenders, Bank of America, N.A., as Administrative Agent, Security Trustee and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: July 21, 2014

MRC GLOBAL INC.

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amended and Restated Loan, Security and Guarantee Agreement, dated as of July 18, 2014, among McJunkin Red Man Corporation, Greenbrier Petroleum Corporation, McJunkin Red Man Development Corporation, Midway–Tristate Corporation, Milton Oil & Gas Company, MRC Management Company, Ruffner Realty Company and The South Texas Supply Company, Inc., as U.S. Borrowers and Guarantors, MRC Global Inc., as a Guarantor, MRC Global Australia Pty Ltd., as Australian Borrower, MRC Transmark NV, as a Belgian Borrower, MRC Canada ULC, as a Canadian Borrower, MRC Transmark B.V., as Dutch Borrower, MRC Global Norway AS, MRC Solberg & Andersen AS, MRC Energy Piping AS and MRC Teamtrade AS, as Norwegian Borrowers, MRC Flangefitt Limited, MRC Transmark Limited and MRC Transmark (Dragon) Limited, as UK Borrowers, any other Borrower party thereto from time to time and certain Persons party thereto from time to time as Guarantors, certain financial institutions, as lenders, Bank of America, N.A., as Administrative Agent, Security Trustee and Collateral Agent.